Exhibit 15.2

FANGDA PARTNERS

北京 Beijing·广州 Guangzhou·香港 Hong Kong·上海 Shanghai·深圳 Shenzhen

http://www.fangdalaw.com

中国上海市石门一路288号	电 话	Tel.:	86-21-2208-1166
兴业太古汇香港兴业中心二座24楼	传 真	Fax:	86-21-5298-5599
邮政编码：200041	文 号	Ref.:	24GC0104

24/F, HKRI Centre Two, HKRI Taikoo Hui,
288 Shi Men Yi Road,
Shanghai 200041, PRC

May 14, 2024

Leju Holdings Limited

S7-02, Building 1, Yard 22, Xidawang Road,

Chaoyang District, Beijing 100016

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under “Item 3. Key Information—Permissions Required from the PRC Authorities for Our Operations” and “Item 4. Information on the Company—C. Organizational Structure” in Leju Holdings Limited’s Annual Report on Form 20-F for the year ended December 31, 2023, which will be filed with the Securities and Exchange Commission (the “SEC”) in May 2024, and further consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-197069, 333-217644 and 333-239943). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2023.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Fangda Partners
Fangda Partners